UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 22, 2020

DATASEA INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38767	45-2019013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20th Floor, Tower B, Guorui Plaza

1 Ronghua South Road, Technological Development Zone

Beijing, People’s Republic of China 100176

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: +86 10-56145240

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	DTSS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01. Entry into a Material Definitive Agreement.

On October 22, 2020, Datasea, Inc. (the “Company”) entered into a common stock purchase agreement (the “Purchase Agreement”) with Triton Funds LP (“Triton”). Pursuant to the Purchase Agreement, subject to certain conditions set forth in the Purchase Agreement, Triton is obligated to purchase up to $2 million of the Company’s common stock from time to time through December 31, 2020.

Each time the Company wishes to issue and sell common stock to Triton under the Purchase Agreement, the Company is required to provide Triton with a purchase notice (the “Purchase Notice”), which Purchase Notice sets forth the total number of shares of common stock that the Company elects to sell to Triton (the “Purchased Shares”). The total purchase price to be paid by Triton at each closing will be determined by multiplying the number of Purchased Shares to be sold by the Company in the Purchase Notice by the purchase price per share, which will be 90% of the lowest closing price of the Company’s common stock during the five business days prior to closing; provided, however, in no event will Triton be obligated to purchase common stock for an aggregate offering price greater than $2 million, and subject to a valuation cap for the Company of $80 million. Notwithstanding anything contained elsewhere in this Agreement to the contrary, the Company shall not effect any sales to Triton, and Triton shall not have the right to purchase hereunder, to the extent that after giving effect to such sales, Triton (together with its affiliates, and any other persons acting as a group together with Triton or any of Triton affiliates, and together with any other contemporaneous equity or debt-linked transactions that may be aggregated into and deemed as one single transaction under the rules and regulations of the Nasdaq Stock Market), would beneficially own in excess of 19.99% of the outstanding shares of the Company’s common stock. The Company is precluded from submitting a purchase notice to Triton in the event the closing price of $1.65 per share as reported on the Nasdaq Stock Market.

The total number of the shares to be purchased under the Agreement shall not exceed 523,596 shares, or 2.5% of the Company’s outstanding shares of common stock on the Agreement’s execution date, subject to the 9.9% beneficial ownership limitation of the Company’s shares of common stock outstanding by Triton.

Closing for sales of common stock will occur no later than three business days following the date on which the Purchased Shares are received by Triton’s custodian. In addition, the Company has agreed to (i) at the time of the CSPA execution remit $10,000 to Triton, and (ii) at the initial closing pay $5,000 to Triton, to reimburse Triton’s expenses related to the transaction.

The shares were offered, and will be issued, pursuant to the Prospectus Supplement, dated October 22, 2020, to the Prospectus included in the Company’s Registration Statement on Form S-3 (Registration No. 333-239183) filed with the Securities and Exchange Commission on June 15, 2020.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to Exhibit 10.1 attached hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No	Exhibit
5.1	Schiff Hardin LLP Legal Opinion.
10.1	Common Stock Purchase Agreement.
99.1	Press release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 22, 2020

DATASEA INC.

By:	/s/ Zhixin Liu
	Name:	Zhixin Liu
	Title:	Chief Executive Officer

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